                                                                    EXHIBIT 10.4


                        ADDENDUM TO EMPLOYMENT AGREEMENT


This addendum is made as of this 16th day of May, 2000 to the Employment Agreement between Summit Brokerage Services, Inc. (the Company) and William R. Turner, (Turner) dated September 22nd, 1999.

The parties agree to the following changes:

         3. COMPENSATION. Effective January 1st 2000 through the remaining term of the agreement, Turner shall forego his rights to receive 15,000 shares of company stock per year, in exchange for the change made to paragraph 5 below.

         5. STOCK OPTIONS. Effective January 1st 2000 through the remaining term of the agreement, Turner shall forego his rights to receive 100,000 options (50,000 options each year of the term.)

On the date hereof, the Company grants to Turner 160,000 options exercisable for shares of the Company's common stock. The exercise price for all options shall be $2.50.


All other terms and conditions remain the same.


Agreed to and accepted this 16th day of May, 2000.


SUMMIT BROKERAGE SERVICES, INC.


/s/ Richard Parker                               /s/ William R. Turner
-------------------------------                  -------------------------------
Richard Parker,                                  William R. Turner
Chairman and CEO


/s/                                              /s/
-------------------------------                  -------------------------------
Witness                                          Witness